UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information required in proxy statement
schedule 14A information

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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TIMBER PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Timber Pharmaceuticals, Inc.

110 Allen Road Suite 401

Basking Ridge, NJ 07920

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 3, 2021

The following supplemental information is being provided to the stockholders of Timber Pharmaceuticals, Inc. (the “Company”) for the purpose of correcting the description of the effect of abstentions on the proposal to approve the amendment to the Company’s 2020 Omnibus Equity Incentive Plan to increase the number of shares of capital stock authorized for issuance thereunder (Proposal 2) as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021 (the “Proxy Statement”). There are no other modifications or supplements to the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on Proposal 2 or any other proposal. If you would like to change or revoke your prior vote on Proposal 2 or any other proposal, please refer to the Proxy Statement for instructions on how to do so.

The New York Stock Exchange (the “NYSE”) requires that Proposal 2 be approved by at least a majority of the votes cast on such proposal. Under applicable NYSE guidance, an abstention will be treated as a vote cast for NYSE purposes. Accordingly, abstentions will have the same effect as a vote “against” Proposal 2.

Accordingly, the following sections of the Proxy Statement are amended as follows to reflect that an abstention from Proposal 2 will be counted as a vote cast and will, therefore, have the same effect as a vote against Proposal 2. As described in the Proxy Statement, abstentions will have no effect on the outcome of Proposals 1, 3, or 4.

Page 4 of the Proxy Statement:

The New York Stock Exchange (the “NYSE”) requires that Proposal 2 be approved by at least a majority of the votes cast on such proposal. Under applicable NYSE guidance, an abstention will be treated as a vote cast for NYSE purposes. Accordingly, abstentions will have the same effect as a vote “against” Proposal 2. “Broker non-votes” (see below), if any, will not affect the outcome of Proposal 2.

With respect to the advisory vote on executive compensation (Proposal 3) and the ratification of the appointment of KPMG (Proposal 4), and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Page 30 of the Proxy Statement:

The approval of the amendment to the Plan to increase the number of shares of capital stock authorized for issuance thereunder from 2,056,130 to 4,668,319, will require the affirmative vote of a majority of all of the votes cast. Under applicable NYSE guidance, an abstention will be treated as a vote cast for NYSE purposes. As a result, abstentions will have the same effect as a vote “against” Proposal 2 and broker non-votes, if any, will not affect the outcome of the vote of Proposal 2.